                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       UNIVERSAL ACCESS, INC.
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      2000

                                     [LOGO]

                             UNIVERSAL ACCESS, INC.

                               TABLE OF CONTENTS

Notice Of Annual Meeting of Stockholders....................   ii
Proxy Statement.............................................    1
    Election of Directors...................................    1
      Director Information..................................    1
      Committees............................................    4
      Meetings and Attendance...............................    4
      Director Compensation.................................    4
      Executive Officer Information.........................    5
    Executive Compensation..................................    6
      Compensation Committee Report.........................    6
      Compensation Committee Interlocks and Insider
       Participation........................................    9
      Summary Compensation Table............................    9
      Stock Options.........................................   10
        Option Grants in Last Fiscal Year...................   10
        Aggregated Option Exercises in Last Fiscal Year and
        Fiscal Year-End Option Values.......................   11
      Other Benefits........................................   11
      Employment Agreements and Change-in-Control
       Arrangements.........................................   11
    Stock Ownership.........................................   13
      Principal Stockholders................................   13
    Other Director and Executive Officer Information........   15
      Transactions with Related Parties and Insiders........   15
    Additional Information..................................   20
      Record Date; Shares Outstanding.......................   20
      Quorum................................................   20
      Proxies; Right to Revoke..............................   20
      Default Voting........................................   21
      Tabulation of Votes...................................   21
      Voting by Street Name Holders.........................   21
      Independent Accountants...............................   21
      Proxy Solicitation....................................   21
      Stockholder Proposals for Next Year's Meeting.........   21
      Stockholder List......................................   22

    Appendix A, Charter of the Audit Committee of the Board
     of Directors...........................................  A-1

                             UNIVERSAL ACCESS, INC.
                       233 SOUTH WACKER DRIVE, SUITE 600
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE                                  Thursday, November 9, 2000

TIME                                  10:00 a.m., Central Time

PLACE                                 Sears Tower
                                      99th Floor
                                      233 South Wacker Drive
                                      Chicago, Illinois 60606

PROPOSAL                              Election of three directors

RECORD DATE                           October 17, 2000

VOTING METHODS                        Internet--Use the website shown on the proxy card
                                      Telephone--Use the toll-free number shown on the proxy card
                                      Written ballot--Complete and return a proxy card
                                      In person--Attend and vote at the meeting

Stockholders may also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented.

This Proxy Statement is accompanied by a copy of the Annual Report to Stockholders.

                           ON BEHALF OF THE BOARD OF DIRECTORS:

                           /s/ Scott D. Fehlan

                           Scott D. Fehlan, General Counsel and Secretary October 20, 2000

                                     [LOGO]

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by Universal Access, Inc., on behalf of the Board of Directors, for the 2000 Annual Meeting of Stockholders. This Proxy Statement and the related proxy form are being distributed on or about October 20, 2000.

    You can vote your shares using one of the following methods:

    - Vote through the Internet at the website shown on the proxy card

    - Vote by telephone using the toll-free number shown on the proxy card

    - Complete and return a written proxy card

    Votes submitted through the Internet or by telephone must be received by midnight, Central Time, on November 8, 2000. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend the meeting and vote.

ELECTION OF DIRECTORS

    The only proposal scheduled to be voted on at the meeting is the election of three directors. All of these directors will serve full three-year terms as Class I directors. The Board of Directors has nominated Paolo Guidi, Carolyn Katz and Joseph Schocken for the Class I directorships. Mr. Guidi, Ms. Katz and Mr. Schocken are currently serving as Universal Access directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

    The Board of Directors has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board of Directors. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

    In accordance with the bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means the three nominees will be elected if they receive more affirmative votes than any other nominees.

DIRECTOR INFORMATION

    Our Board of Directors currently consists of nine authorized members. The Board of Directors is divided into three classes, each with a three-year term:
Class I, whose terms will expire at the annual meeting of stockholders to be held in 2000; Class II, whose term will expire at the annual meeting of stockholders to be held in 2001; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2002.

    Set forth below is biographical and other information about the persons who will make up the Board of Directors following the annual meeting, assuming election of the nominees named above.

PAOLO GUIDI                                 Mr. Guidi has served as one of our directors since
Class I                                     August 1999. Mr. Guidi has served as Chairman and Chief
Age: 58                                     Executive Officer of Aleron, Inc., a provider of global
Director since August 1999                  communication services, since September 2000. From
                                            February 1995 to April 2000 Mr. Guidi was the President
                                            and Chief Executive Officer of Teleglobe Communications
                                            Corporation, a provider of intercontinental
                                            telecommunications services. From July 1986 to February
                                            1995, Mr. Guidi was employed by Sprint International
                                            Corporation, a provider of intercontinental
                                            telecommunications services, in various capacities, most
                                            recently as President.

CAROLYN F. KATZ                             Ms. Katz has served as one of our directors since August
Class I                                     2000. Since May 2000, Ms. Katz has served as a Principal
Age: 38                                     of Providence Equity Partners Inc., a private investment
Director since August 2000                  firm specializing in equity investments in
Board Committees: Compensation,             telecommunications and media companies. From July 1984
Executive Compensation Subcommittee         to April 2000 Ms. Katz worked at Goldman Sachs, most
                                            recently as a Managing Director and co-head of Emerging
                                            Communications.

JOSEPH L. SCHOCKEN                          Mr. Schocken has served as one of our directors since
Class I                                     October 1998. He founded Broadmark Capital Corporation,
Age: 54                                     an investment banking firm, in November 1986 and serves
Director since October 1998                 as its Chairman. Mr. Schocken is also a director of
Board Committees: Audit, Compensation,      Broadmark Asset Management Company, an asset management
Executive Compensation Subcommittee         firm. Mr. Schocken is also the head of Broadmark Capital
                                            Corporation's Corporate Finance Group where he serves as
                                            an advisor to a number of Broadmark's clients and
                                            portfolio companies.

ROBERT A. POLLAN                            Mr. Pollan has served as one of our directors since
Class II                                    February 1999. Mr. Pollan has been a Managing Director
Age: 40                                     of Internet Capital Group, an internet holding company,
Director since February 1999                since June 1998. From August 1995 to June 1998,
                                            Mr. Pollan served as a Chief Technology Officer and Vice
                                            President of Business Development at General Electric
                                            Capital Corporation. From September 1991 to July 1995,
                                            Mr. Pollan was co-founder and Managing Director of
                                            OFR, Ltd., an advisory firm focused on the
                                            organizational and financial restructuring of industrial
                                            enterprises in Central Europe.

ROBERT J. POMMER, JR.                       Mr. Pommer co-founded Universal Access in October 1997
Class II                                    and has served as one of our directors since July 1998
Age: 33                                     and as our Vice Chairman since July 2000. He also served
Director since July 1998                    as our Secretary from October 1997 to April 2000 and our
Board Committees:                           Treasurer from October 1997 to August 1999. Mr. Pommer
Nominating, Compensation                    served as our Chief Operating Officer from December 1998
                                            to April 2000 and our Chief Technical Officer from
                                            January 2000 to July 2000. Prior to founding Universal
                                            Access, from March 1996 to September 1997, Mr. Pommer
                                            was Vice President of Operations for Arista
                                            Communications, a telecommunications agency firm. From
                                            May 1994 to March 1996, he was a Manager for Strategic
                                            Accounts with TCG, a telecommunications company.

ROLAND VAN DER MEER                         Mr. Van der Meer has served as one of our directors
Class II                                    since February 1999. In June 1997, Mr. Van der Meer
Age: 40                                     founded and became a partner of ComVentures, a venture
Director since February 1999                capital firm. From June 1993 to June 1997, Mr. Van der
Board Committees: Audit, Compensation,      Meer was a partner at the venture capital firm of
Executive Compensation Subcommittee,        Partech International.
Nominating

KEVIN P. POWER                              Mr. Power has served as one of our directors since
Class III                                   October 2000. Mr. Power has served as Chairman of
Age: 47                                     MWBKonnect, a developer of independent data centers for
Director since October 2000                 the Internet and telecommunications industry, since
                                            October 2000. From November 1994 to September 2000, Mr.
                                            Power worked for Global Telesystems Group, Inc., a
                                            broadband services provider, most recently as President,
                                            GTS Wholesale Services. Mr. Power is currently Chairman
                                            of the European Competitive Telecommunications
                                            Association.

PATRICK C. SHUTT                            Mr. Shutt co-founded Universal Access in October 1997
Class III                                   and has served as our President and as one of our
Age: 33                                     directors since our inception. Mr. Shutt has been our
Director since October 1997                 Chief Executive Officer since December 1998 and our
Board Committees: Nominating,               Chairman since July 2000. Prior to founding Universal
Compensation, Non-Executive                 Access, from March 1996 to September 1997, Mr. Shutt was
Stock Option                                Senior Vice President of Operations at Arista
                                            Communications, a telecommunications agency firm. From
                                            February 1994 to March 1996, he was a sales manager with
                                            TCG, a telecommunications company.

JOHN F. SLEVIN                              Mr. Slevin has served as one of our directors since
Class III                                   February 2000. From October 1975 to January 1999, Mr.
Age 64                                      Slevin worked for Comdisco, Inc., an equipment leasing
Director since February 2000                company, most recently as its Chairman, Chief Executive
Board Committees: Audit                     Officer and President. Mr. Slevin is also currently a
                                            director of MediaOne Group, Inc., a broadband
                                            communications company, and lnterworld Corporation, an
                                            enterprise commerce software company.

COMMITTEES

    The Board of Directors maintains five standing committees: Audit, Compensation, Executive Compensation, Non-Executive Stock Option and Nominating.

    AUDIT COMMITTEE. The Audit Committee (1) recommends to the Board of Directors the annual appointment of our independent accountants, (2) discusses and reviews in advance the scope and the fees of the annual audit, (3) reviews the results of the audit with our independent accountants and discusses the foregoing with the Company's management, (4) reviews and approves non-audit services of the independent accountants, (5) reviews compliance with our existing major accounting and financial reporting policies, (6) reviews the adequacy of our financial organization, (7) reviews management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and
(8) reviews and discusses with our independent accountants their independence. The Company was not required to file an Annual Report on Form 10-K for the year ended December 31, 1999. Each member of the Audit Committee is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Board of Directors adopted a written charter for our Audit Committee. A copy of this charter is included as an appendix to this proxy. The Audit Committee presently consists of Messrs. Schocken, Slevin and Van der Meer.

    COMPENSATION COMMITTEE. The Compensation Committee establishes and reviews general policies relating to the compensation and benefits of our employees and reviews and approves equity grants pursuant to our stock option plans to our employees other than executive officers. The Compensation Committee presently consists of Ms. Katz and Messrs. Pommer, Schocken, Shutt and Van der Meer.

    EXECUTIVE COMPENSATION SUBCOMMITTEE. The Executive Compensation Subcommittee reviews and approves the compensation of all of our executive officers and directors, including stock compensation and loans. The Executive Compensation Subcommittee presently consists of Ms. Katz, Mr. Schocken and Mr. Van der Meer.

    NON-EXECUTIVE STOCK OPTION COMMITTEE. The Non-Executive Stock Option Committee reviews and approves equity grants pursuant to our stock option plans to our employees other than executive officers, within parameters established by the Compensation Committee. The Non-Executive Stock Option Committee presently consists of Mr. Shutt.

    NOMINATING COMMITTEE. The Nominating Committee reviews and approves the appointment of directors to our Board of Directors. The Nominating Committee presently consists of Messrs. Shutt, Pommer, and Van der Meer.

MEETINGS AND ATTENDANCE

    During fiscal year 1999, the full Board of Directors held six meetings, the Audit Committee did not meet and the Option Committee did not meet but took action by written consent twenty times. In September 2000 the Board delegated to the Compensation Committee authority over matters including those previously delegated to the Compensation Committee and the Option Committee. In 1999 the Compensation Committee met once and the Nominating Committee met once. All directors attended at least 75% of the meetings of the full Board of Directors and the meetings of the committees on which they served.

DIRECTOR COMPENSATION

    In August of 1999 Paolo Guidi was awarded a stock option grant of 200,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Guidi also received $4,000 in 1999 for his participation in two Board of Directors meetings. Other than the payment of $2,000 to Mr. Guidi for each board meeting that he attends in person or by telephone, we do not currently compensate our directors in cash for their service as members of our Board of Directors, although they are reimbursed for certain expenses in connection with attending board of director and committee meetings.

    Our 1999 Director Option Plan provides for the automatic grant of non-statutory stock options to nonemployee directors. Effective March 16, 2000, each non-employee director received options to purchase 20,000 shares of common stock with an exercise price of $14.00 per share. Each 20,000-share option becomes exercisable as to 25% of the shares subject to the option on each anniversary of the date of grant, provided the non-employee director remains a director on such dates. After termination as a non-employee director, an optionee must exercise an option within the time set forth in his or her option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of three months. However, an option may never be exercised later than the expiration of its term.

    Mr. Shutt and Mr. Pommer, the only directors who are also Universal Access employees, do not receive any additional compensation for serving on the Board of Directors.

EXECUTIVE OFFICER INFORMATION

    Set forth below is biographical and other information about the executive officers of Universal Access, Inc.

ROBERT M. BROWN                        Mr. Brown has served as our Chief Financial Officer since
Age: 49                                July 2000. He served as Senior Vice President, Finance and
                                       Treasury from February 2000 to July 2000 and as Vice
                                       President, Finance and Treasury from August 1999 to February
                                       2000. From September 1998 to May 1999, Mr. Brown served as
                                       Vice President, Finance and Treasurer at Edelman Public
                                       Relations Worldwide. From December 1996 to February 1998, he
                                       was Chief Financial Officer at JVS Financial Group, a
                                       mortgage and insurance corporation. From June 1977 to
                                       December 1996, Mr. Brown was employed by McDonald's
                                       Corporation in various capacities, most recently as
                                       Department Director, Restaurant Development.

SCOTT D. FEHLAN                        Mr. Fehlan has served as our General Counsel since September
Age 32                                 1999. He has served as our Secretary since April 2000 and
                                       served as our Assistant Secretary from September 1999 to
                                       April 2000. From January 1995 to May 1998, Mr. Fehlan was an
                                       associate, and from June 1998 to September 1999 he was a
                                       shareholder of Shefsky & Froelich Ltd., a law firm. From
                                       January 1993 to January 1995, he was an associate with
                                       Kirkland & Ellis, a law firm. Mr. Fehlan holds a J.D. from
                                       Yale Law School.

JAMES B. KEARNS                        Mr. Kearns has served as Chief Information Officer since
Age 39                                 April 2000. From December 1998 to April 2000, Mr. Kearns
                                       served as Vice President, Information Services for MMI
                                       Companies, Inc., a healthcare risk management company. From
                                       September 1998 to December 1998, Mr. Kearns was a consultant with Advanced Graphical, Inc., a consulting company. From
                                       July 1997 to September 1998, Mr. Kearns served as Chief
                                       Information Officer for JVS Financial Group, Inc., a
                                       mortgage and insurance corporation, and from September 1990 to July 1997, Mr. Kearns was a Vice President, Information
                                       Services for Access Health, Inc., a leader in the personal health management industry.

GEORGE A. KING                         Mr. King has served as our Chief Development Officer since
Age 41                                 May 2000. From August 1999 until May 2000, he served as
                                       Senior Vice President, Corporate Development. From our
                                       inception to August 1999, Mr. King served as an advisor to the executive officer group. From our inception to February
                                       1999, he was one of our directors. Prior to joining
                                       Universal Access, from February 1995 to November 1996, Mr.
                                       King was a Managing Director of Cambridge Partners, an
                                       investment banking firm. From December 1996 to August 1999, he was a Senior Managing Director of Hudson AIPR, LLC, a
                                       financial advisory firm. From January 1994 to February 1995,
                                       Mr. King was a Vice President of Credit Suisse First Boston,
                                       an investment banking firm.

ROBERT E. RAINONE, JR.                 Mr. Rainone has served as our Chief Operating Officer since
Age 38                                 April 2000. He served as our Chief Development Officer from
                                       February 2000 to April 2000. From October 1998 to February
                                       2000, Mr. Rainone was Vice President of Marketing at Open
                                       Port Technology, an internet messaging company. From March
                                       1993 to August 1997, Mr. Rainone was employed by U.S.
                                       Robotics Corporation, a networking equipment manufacturer
                                       and subsidiary of 3Com Corporation, in various capacities, most recently as Vice President and General Manager of
                                       Business Access.

BETH TARTER                            Ms. Tarter has served as Senior Vice President, Human
Age 42                                 Resources since June 2000, and as Vice President, Human
                                       Resources from March 2000 to June 2000. From November 1996 to March 2000, Ms. Tarter served as Vice President Human
                                       Resources at Open Text Corporation, a web-based software
                                       development company. From August 1995 to November 1996, she was Human Resources Director at Stein & Company, a
                                       full-service real estate company, and from October 1991 to
                                       August 1995, Ms. Tarter was Human Resources Manager at
                                       Aramark, a contract food service company.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors establishes our general compensation policies and the Executive Compensation Subcommittee, which includes only non-employee directors, establishes the compensation plans and the specific compensation levels for executive officers, including our Chairman, President and Chief Executive Officer. This report describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program, including the rationale for the compensation paid to our senior executives.

GENERAL COMPENSATION PHILOSOPHY

    The primary objectives of our executive compensation policies include the following:

     -- To attract, motivate, and retain a highly qualified executive management team;

     -- To link executive compensation to our financial performance as well as to define individual management objectives established by the committee;

     -- To compensate competitively with the practices of similarly situated internet infrastructure companies; and

     -- To create management incentives designed to enhance stockholder value.

    We compete in an aggressive and dynamic industry and, as a result, believe that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel are key factors to our future success. Our compensation philosophy seeks to align the interests of stockholders and management by tying compensation to our financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances, restricted stock granted to principal executive officers.

CASH COMPENSATION

    We seek to provide cash compensation to our executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated internet infrastructure companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

    The salaries and cash bonuses of each of our executive officers, other than the Chairman, President and Chief Executive Officer, were determined by the Committee, upon the recommendation of the Chairman, President and Chief Executive Officer. The Compensation Committee sets new goals for each of our executives each fiscal year on the basis of past performance and objectives for the next fiscal year. The Chairman, President and Chief Executive Officer's base salary was determined by the Board of Directors, upon the recommendation of the Committee.

    Based on a review of public company proxy data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the committee believes that cash compensation paid to our executive officers, including our Chairman, President and Chief Executive Officer, were generally consistent with amounts paid to officers with similar responsibilities at similarly situated internet infrastructure companies. We note that competition for qualified management and technical personnel in the internet infrastructure industry is extremely intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, we believe that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other internet infrastructure companies.

EQUITY BASED COMPENSATION

    Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in our employ. All of the options granted in the year ended December 31, 1999 were approved by the stock option committee, pursuant to its delegated authority, or the full Board of Directors. In making its determinations, the committee considers the executive's position at Universal Access, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the committee may deem relevant.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our Chairman, President and Chief Executive Officer and to each of the other four most highly-compensated executive officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual either does not exceed $1 million or meets certain specified conditions (including stockholder approval). At this time, we have determined that the Section 162(m) deduction limitation does not apply because the Company falls within the extended reliance period for corporations that become publicly held in connection with an initial public offering. We will continue to monitor the reliance period and will take appropriate action when it is warranted in the future.

COMPENSATION OF THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Patrick C. Shutt co-founded the Company in October 1997 and serves as Chairman, President and Chief Executive Officer. During 1999, Mr. Shutt's base annual salary was $195,561. As a result of the Company's performance in fiscal 1999, Mr. Shutt received $99,283 as an incentive bonus in 1999. In addition, in August 1999, Mr. Shutt received a stock option grant of 500,000 shares. These options vested on the grant date and have an exercise price of $1.51 per share (the fair market value of the common stock on the date of grant was $1.38 per share). We granted the options in recognition of Mr. Shutt's continued leadership and vision, which has contributed significantly to the Company's exceptional performance in creating stockholder value.

CONCLUSION

    We believe these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are carefully designed to provide increased motivation for senior executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

    The foregoing report has been approved by all of the members of the Committee.

                                          THE COMPENSATION COMMITTEE

                                          Carolyn Katz
                                          Robert Pommer
                                          Joseph Schocken
                                          Patrick Shutt
                                          Roland Van der Meer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of our Compensation Committee are Ms. Katz and Messrs. Pommer, Schocken, Shutt and Van der Meer. Except for Mr. Pommer and Mr. Shutt, none of the members of the Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of the members of the Executive Compensation Subcommittee, which reviews and approves the compensation of all of our directors and executive officers, is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our board or Compensation Committee. Mr. Van der Meer is a partner of ComVentures, a holder of approximately 14.59% of our outstanding stock that has purchased shares of Series B preferred stock, Series C preferred stock and Series D preferred stock. Mr. Schocken is the chairman of Broadmark Capital Corporation, a holder of approximately 1.25% of our outstanding stock that has purchased shares of our common stock, Series A preferred stock and Series D preferred stock. Broadmark Capital Corporation provided financial services to us in connection with the placement of our Series A preferred stock and Series D preferred stock. As consideration for these services, we paid Broadmark approximately $502,190 and issued them warrants for our common stock and our Series A preferred stock. In addition, Broadmark received options to purchase a total of 839,994 shares of our common stock from three of our stockholders. Prior to the formation of the Compensation Committee, compensation decisions were made by our entire Board of Directors.

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal year ended
December 31, 1999 by our Chief Executive Officer and our next four most highly compensated executive officers who earned more than $100,000 in salary and bonus during the fiscal year ended December 31, 1999, whom we refer to in this proxy statement collectively as the "named executive officers":

                           SUMMARY COMPENSATION TABLE

                                                                        COMPENSATION
                                                                           AWARDS
                                                        ANNUAL          ------------
                                                     COMPENSATION        SECURITIES
                                                  -------------------    UNDERLYING     ALL OTHER
          NAME AND PRINCIPAL POSITION              SALARY     BONUS       OPTIONS      COMPENSATION
          ---------------------------             --------   --------   ------------   ------------
Patrick C. Shutt................................  $196,561   $99,283       500,000       $     --
  Chairman, President and
    Chief Executive Officer
Robert J. Pommer, Jr............................   182,508    94,889       300,000             --
  Vice Chairman
Donna M. Shore..................................   150,012    78,701       200,000             --
  Formerly Executive Vice President,
    Chief Financial Officer, Treasurer
Kenneth A. Napier...............................    77,492    27,525       550,000         16,693(1)
  Senior Vice President, Major Accounts
Mark A. Dickey..................................   119,500    42,221       150,000             --
  Senior Vice President,
    Global Development

------------------------

(1) Consists of a housing allowance

STOCK OPTIONS

    The following table shows information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 1999. The potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect projections or estimates of future stock price growth. Potential realizable values are computed by:

    - Multiplying the number of shares of common stock underlying each option by $14.00 per share, the initial public offering price per share;

    - Assuming that the total stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table for the entire ten-year term of the option; and

    - Subtracting from that result the total option exercise price.

    Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

    The percentage of total options granted is based on an aggregate of 7,131,250 options granted by us during the fiscal year ended December 31, 1999, to our employees including the named executive officers. Unless otherwise indicated, options were granted with an exercise price equal to the fair market value of our common stock, as determined in good faith by our Board of Directors at the time of the grants.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------
                                     % OF TOTAL                                        POTENTIAL REALIZABLE VALUE
                        NUMBER OF     OPTIONS                                           AT ASSUMED ANNUAL RATES
                        SECURITIES   GRANTED TO                                          OF STOCK APPRECIATION
                        UNDERLYING   EMPLOYEES    EXERCISE                                  FOR OPTION TERM
                         OPTIONS       DURING     PRICE PER      EXPIRATION      --------------------------------------
NAME                    GRANTED(#)     PERIOD       SHARE           DATE             0%           5%            10%
----                    ----------   ----------   ---------   ----------------   ----------   -----------   -----------
Patrick C. Shutt......    500,000(1)    7.01%     $ 1.51(2)   August 4, 2009     $6,245,000   $10,647,262   $17,401,197
Robert J. Pommer,
  Jr..................    300,000(1)    4.21        1.51(2)   August 4, 2009      3,747,000     6,388,357    10,440,718
Donna M. Shore........    200,000(1)    2.80        1.38      August 4, 2009      2,524,000     4,284,905     6,986,479
Kenneth A. Napier.....     50,000(1)     0.7        6.10      November 5, 2009      395,000       835,226     1,510,620
                          100,000(1)     1.4        1.38      August 4, 2009      1,262,000     2,142,452     3,493,239
                          400,000(3)    5.61        0.27      June 25, 2009       5,492,000     9,013,810    14,416,958
Mark A. Dickey........    150,000(4)    2.10        1.38      August 5, 2009      1,893,000     3,213,679     5,239,859

--------------------------

(1) As of December 31, 1999, these options were completely vested.

(2) The fair market value of our common stock on the date of this grant was $1.38 as determined in good faith by our Board of Directors.

(3) This option to purchase our common stock vests as to one fourth of the shares on June 25, 2000 with the remaining shares vesting ratably on a monthly basis thereafter.

(4) This option to purchase our common stock vests as to one fourth of the shares on August 5, 2000 with the remaining shares vesting ratably on a monthly basis thereafter.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table presents information regarding the named executive officers, concerning option exercises for the year ended December 31, 1999 and exercisable and unexercisable options held as of December 31, 1999. The value of unexercised in-the-money options is based on a price of $7.20 per share, the fair market value of our stock on December 31, 1999, as determined by our Board of Directors, minus the per share exercise price, multiplied by the number of shares underlying the option.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                       SHARES           DECEMBER 31, 1999             DECEMBER 31, 1999
                                     ACQUIRED ON   ---------------------------   ---------------------------
NAME                                  EXERCISE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   -----------   -------------   -----------   -------------
Patrick C. Shutt...................    500,000       300,000             --      $2,159,999      $      --
Robert J. Pommer, Jr...............    300,000       300,000             --       2,159,999             --
Donna M. Shore.....................    200,000       121,875        328,125         877,297      2,361,953
Kenneth A. Napier..................         --            --        400,000              --      2,772,000
                                            --        50,000             --          55,000             --
                                            --       100,000             --         582,500             --
Mark A. Dickey.....................         --       150,000             --                        873,750
                                            --       121,875        328,125         877,297      2,361,953

OTHER BENEFITS

    401(K) RETIREMENT PLAN. In 1999, we adopted the Universal Access, Inc. 401(k) Savings Plan and Trust, covering our eligible full-time employees located in the United States. The 401(k) plan is intended to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code, as amended, so that contributions to the 401(k) plan by employees, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current eligible compensation by up to the lesser of 15% of their annual compensation or the statutorily prescribed annual limit ($10,500 in 2000) and to have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan does permit discretionary matching contributions to the 401(k) plan by us on behalf of participants in the 401(k) plan who have completed at least a year of service to us. To date, there have been no matching contributions.

    EMPLOYEE STOCK PURCHASE PLAN. Universal Access maintains an employee stock purchase plan that is available to substantially all employees. Participating employees may purchase common stock at the end of each participation period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or the end of the period. The six-month participation periods run from May to October and from November to April each year. Employees may contribute up to 15% of their compensation to the plan, up to a maximum of $25,000 per calendar year.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    From time to time, we have entered into employment agreements with our executive officers, including the executive officers listed in the "Summary Compensation Table." Each of the employment agreements currently in effect is for a renewable one-year term. Each of our current executive officers is entitled to a commuting allowance of $500 per month, except for Mr. Shutt, Mr. Pommer, Mr. Rainone and Mr. Brown, who are entitled to an allowance of $600 per month. Each of our current executive officers is entitled to be paid an annual bonus at our discretion pursuant to our compensation plan.

    PATRICK SHUTT. In September 1998, Patrick Shutt entered into an employment agreement with us. In September 2000, we amended and restated our employment agreement with Mr. Shutt. Mr. Shutt is currently entitled to an annual salary of $300,000.

    ROBERT BROWN. In August 1999, Robert Brown entered into an employment agreement with us. We amended and restated our employment agreement with Mr. Brown in September 2000. Mr. Brown is currently entitled to an annual salary of $215,000.

    MARK DICKEY. In November 1998, Mark Dickey entered into an employment agreement with us. We amended our employment agreement with Mr. Dickey in February 2000. Mr. Dickey is currently entitled to an annual salary of $170,000.

    SCOTT FEHLAN. In September 1999, Scott Fehlan entered into an employment agreement with us. We amended and restated our employment agreement with Mr. Fehlan in September 2000. Mr. Fehlan is currently entitled to an annual salary of $185,000.

    JAMES KEARNS. In July 2000, James Kearns entered into an employment agreement with us. We amended and restated our employment agreement with Mr. Kearns in September 2000. Under the employment agreement, Mr. Kearns is entitled to an annual salary of $185,000.

    GEORGE KING. In August 1999, George King entered into an employment agreement with us. We amended and restated our employment agreement with Mr. King in September 2000. Mr. King is currently entitled to an annual salary of $185,000.

    KENNETH NAPIER. In July 1999, Kenneth Napier entered into an employment agreement with us. We amended our employment agreement with Mr. Napier in February 2000. Mr. Napier is currently entitled to an annual salary of $145,000.

    ROBERT POMMER. In September 1998, Robert Pommer entered into an employment agreement with us. In September 2000, we amended and restated our employment agreement with Mr. Pommer. Mr. Pommer is currently entitled to an annual salary of $215,000.

    ROBERT RAINONE. In February 2000, Robert Rainone entered into an employment agreement with us. We amended and restated our employment agreement with Mr. Rainone in September 2000. Mr. Rainone is currently entitled to an annual salary of $215,000.

    DONNA SHORE. In November 1998, Donna Shore, formerly Executive Vice President, Chief Financial Officer and Treasurer, entered into an employment agreement with us. We amended our employment agreement with Ms. Shore in February 2000. Under the employment agreement, Ms. Shore was entitled to an annual salary of $175,000 with an annual bonus to be paid upon the completion of performance-based milestones. Ms. Shore was also entitled to a car allowance of $600 per month. Ms. Shore's employment agreement had an initial term of three years and was renewable for additional one-year terms.

    BETH TARTER. In June 2000, Beth Tarter entered into an employment agreement with us. We amended and restated our employment agreement with Ms. Tarter in September 2000. Under the employment agreement, Ms. Tarter is entitled to an annual salary of $185,000.

    Our executive officers listed under "Management" have provisions in their employment agreements which provide that if we terminate their individual employment terms for any reason other than cause, death or total disability, or if their authority, duties or responsibilities with us have been substantially reduced, then we will provide them with health, life and disability insurance for the one year period after their termination. In addition, other than for Mark Dickey, we must also pay them the balance of their base salaries and bonus for the lesser of six months or the remaining term of their employment terms. For Mark Dickey, we must pay him the balance of his base salary and bonus for the lesser of four months or the remaining term of his employment term.

CHANGE OF CONTROL ARRANGEMENTS

    Excluding Mark Dickey's August 1999 option grant for 150,000 shares of our common stock and his September 2000 option grant for 25,000 shares of our common stock, any unvested options to purchase shares held by our executive officers will fully vest if there is a change of control which results in both:

    - any sale of all or substantially all of our assets, any merger of us with another company or any other corporate reorganization in which more than 50% of our voting power is transferred; and

    - the officer no longer being employed by us or the successor entity under substantially similar terms and conditions that existed prior to the change of control.

STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2000, by:

    - each of the individuals listed on the "Summary Compensation Table" above;

    - each of our directors;

    - each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock; and

    - all current directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2000, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder.

    Except as indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property.

    Percentage of ownership is based on 90,149,939 shares of common stock outstanding on September 30, 2000. The percentage of common stock outstanding as of September 30, 2000 is calculated in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the address of each of the individuals named below is: c/o Universal Access, Inc., 233 South Wacker Drive, Suite 600, Chicago, Illinois 60606.

                                                              BENEFICIAL OWNERSHIP
                                                       ----------------------------------
                                                                        SHARES ISSUABLE
                                                                      PURSUANT TO OPTIONS
                                                          NUMBER         AND WARRANTS
                                                        OF SHARES     EXERCISABLE WITHIN      PERCENT
                                                       BENEFICIALLY       60 DAYS OF        BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED       SEPTEMBER 30, 2000       OWNED
------------------------------------                   ------------   -------------------   ------------
DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS
Entities Affiliated with ComVentures (1) ............   13,018,913                --            14.44%
  505 Hamilton Avenue
  Suite 305
  Palo Alto, CA 94301
Entities Affiliated with Internet Capital Group         20,679,122         1,000,002            23.78
  (2) ...............................................
  435 Devon Park Drive
  Suite 800
  Wayne, PA 19087
Patrick C. Shutt (3).................................    5,369,000           300,000             6.27
Robert J. Pommer (4).................................    5,084,090           312,500             5.97
Donna M. Shore.......................................      249,887           109,750                *
Kenneth A. Napier....................................      150,000           141,667                *
Mark A. Dickey.......................................       40,625           231,250                *
Carolyn F. Katz......................................           --                --                *
Paolo Guidi..........................................           --           200,000                *
Robert A. Pollan (2).................................   20,679,122         1,000,002            23.78
Kevin P. Power.......................................        2,000                --                *
Joseph L. Schocken (5) ..............................    1,116,738                --             1.24
  2800 One Union Square
  600 University Street
  Seattle, WA 98101
John F. Slevin (6)...................................       57,365             4,863                *
Roland A. Van der Meer (1)...........................   13,018,913                --            14.44
All directors and executive officers as a
  group (15 persons).................................   46,252,478         2,639,907            52.69

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) Includes 12,390,375 shares held by Communication Ventures III, L.P., and 625,221 shares held by Communication Ventures III CEO & Entrepreneurs' Fund, L.P., 917 shares held by Mr. Van der Meer's wife in an IRA account and 2,400 shares held individually by Mr. Van der Meer. The sole general partner of Communication Ventures III, L.P. and Communication Ventures III CEO & Entrepreneurs' Fund is ComVen III, L.L.C. The managing members of ComVen III, L.L.C. are Roland Van der Meer, David Helfrich and Clifford Higgerson. Roland Van der Meer, one of our directors, and each of the other managing members of ComVen III, L.L.C. disclaim beneficial ownership of the shares held by Communication Ventures III, L.P. and Communication Ventures III
    CEO & Entrepreneurs' Fund, except to the extent of their pecuniary interest therein.

(2) Includes 20,664,122 shares held by Internet Capital Group, Inc., 15,000 shares held individually by Mr. Pollan and a warrant to purchase 1,000,002 shares held by Internet Capital Group, Inc. Robert Pollan is a managing director of Internet Capital Group, Inc. Mr. Pollan disclaims beneficial ownership of the shares held by Internet Capital Group, Inc., except to the extent of his pecuniary interest therein.

(3) Includes 4,499,000 shares held by Patrick Shutt as Trustee of the Patrick C. Shutt Declaration of Trust dated December 22, 1999, an option to purchase 300,000 shares held individually by Patrick Shutt, and 870,000 shares held by the Shutt Family Limited Partnership. The general partners of the Shutt Family Limited Partnership are Patrick Shutt and his wife.

(4) Includes 3,884,545 shares held individually by Robert Pommer, Jr., an option to purchase 300,000 shares held individually by Robert Pommer, Jr., 199,545 shares held by Elizabeth M. Pommer as Trustee of the Elizabeth M. Pommer Declaration of Trust dated December 31, 1999 and 1,000,000 shares are held by the Pommer Family Limited Partnership dated December 31, 1999.

(5) Includes 960,002 shares held by Broadmark Investments, LLC., and 157,986 shares held by Broadmark Capital Corporation. Mr. Schocken is a non-member manager of Broadmark Investments, LLC and is the chairman of Broadmark Capital Corporation. Mr. Schocken disclaims beneficial ownership of the shares held by Broadmark Investments, LLC and Broadmark Capital Corporation, except as to his pecuniary interest therein.

(6) Includes 57,365 shares received as a liquidating distribution from Advanced Equities Investments I, LLC. Mr. Slevin previously reported beneficial ownership of 713,128 shares of Universal Access, Inc. held by Advanced Equities Investments I, LLC, but disclaimed beneficial ownership over the 655,763 shares in which Mr. Slevin did not have a pecuniary interest. Also includes a warrant to purchase 4,863 shares held individually by John Slevin. Mr. Slevin is a non-managing member of Advanced Equities Investments I, LLC and disclaims beneficial ownership of the shares held by Advanced Equities Investments I, LLC.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

TRANSACTIONS WITH RELATED PARTIES AND INSIDERS

    Other than the employment agreements described under "Management" and the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

    COMMON STOCK. The following table summarizes the private placement transactions (or in the case of Internet Capital Group, our initial public offering) in which we sold common stock or granted warrants to acquire common stock to our directors, executive officers, 5% stockholders and persons and entities affiliated with them.

                                                                                              WARRANTS TO
                                                                                  SHARES OF    PURCHASE
                                                DATES OF              PRICE PER    COMMON       COMMON
PURCHASER                                       PURCHASE                SHARE       STOCK        STOCK
---------                            -------------------------------  ---------   ---------   -----------
Patrick C. Shutt ..................  August 4, 1999                    $1.5125      500,000          --
  (executive officer, director and
  5% stockholder)

Robert J. Pommer, Jr. .............  August 4, 1999                     1.5125      300,000          --
  (director and 5% stockholder)

Donna M. Shore.....................  August 4, 1999                      1.375      200,000          --
  (former executive officer)         February 24, 2000                    0.01        6,170          --
                                     August 1, 2000-                                                 --
                                     August 28, 2000                      0.01       40,250          --
                                     September 14, 2000-                                             --
                                     September 27, 2000                   0.01       50,000          --
                                     October 6, 2000                      0.01       25,000          --

Kenneth A. Napier..................  February 19, 2000                    1.38       50,000          --
  (former executive officer)         September 18, 2000                   0.27      100,000          --

Scott D. Fehlan....................  February 10, 2000-                                              --
  (executive officer)                February 14, 2000                    2.79       10,000          --
                                     March 1, 2000                        2.79        5,000          --
                                     April 3, 2000-                                                  --
                                     April 17, 2000                       2.79        1,500          --
                                     June 16, 2000                        2.79        1,000          --
                                     July 3, 2000                         2.79        1,000          --
                                     August 25, 2000-
                                     August 29, 2000                      2.79        1,500          --
                                     September 14, 2000-
                                     September 27, 2000                   2.79       11,000          --
                                     October 2, 2000                      2.79        1,000          --

Broadmark Investments, L.L.C ......  February 8, 1999                     0.50           --     360,000
  (Joseph L. Schocken, one of our
  directors, is a non-member
  manager of Broadmark Investments,
  L.L.C. and has voting and
  investment power over the members
  of Broadmark Investments, L.L.C.)

Internet Capital Group ............  March 14, 2000                      14.00    2,300,000          --
  (Robert A. Pollan, one of our
  directors and is managing
  director of Internet Capital
  Group, Inc.)

For current information on the holdings of these stockholders, see "Principal Stockholders".

    SERIES A PREFERRED STOCK. On several dates in 1998 and 1999, we sold our Series A preferred stock and granted warrants to acquire Series A preferred stock, each share of which converted into six shares of common stock in connection with our initial public offering. The following includes all purchasers who are officers, directors, 5% stockholders and persons and entities affiliated with them:

                                                                                         WARRANTS TO
                                                                             SHARES OF    PURCHASE
                                                                             SERIES A     SERIES A
                                                   DATES OF      PRICE PER   PREFERRED    PREFERRED
PURCHASER                                          PURCHASE        SHARE       STOCK        STOCK
---------                                        -------------   ---------   ---------   -----------
Entities affiliated with Broadmark Investments
  L.L.C........................................  March 5, 1999     $3.00        19,999          --
  (Joseph L. Schocken, one of our directors,
    has voting and investment power over the
    members of Broadmark Investments,
    L.L.C.)....................................  March 8, 1999      3.00            --      43,900

    SERIES B PREFERRED STOCK. In February and April 1999, we sold Series B preferred stock and warrants to acquire Series B preferred stock, each share of which converted into six shares of common stock in connection with our initial public offering. The following includes all purchasers who are officers, directors, 5% stockholders and persons and entities affiliated with them:

                                                                                          WARRANTS TO
                                                                              SHARES OF    PURCHASE
                                                                              SERIES B     SERIES B
                                                   DATES OF       PRICE PER   PREFERRED    PREFERRED
PURCHASER                                          PURCHASE         SHARE       STOCK        STOCK
---------                                      ----------------   ---------   ---------   -----------
Communications Ventures III, L.P.............  February 8, 1999     $3.00     1,111,111
  Communications Ventures III CEO &
    Entrepreneurs' Fund, L.P.................  February 8, 1999      3.00        55,555          --
Communications Ventures III CEO &
  Entrepreneurs' Fund, L.P...................  February 8, 1999      0.01            --      11,112
Communications Ventures III, L.P.............  February 8, 1999      0.01            --     222,223
Internet Capital Group, Inc..................  February 8, 1999      0.01            --     166,667
Internet Capital Group, Inc..................  February 8, 1999      3.00       833,334          --

    Communications Ventures III, L.P. and Communications Ventures III CEO & Entrepreneurs' Fund, L.P. are affiliated with ComVentures. ComVentures is a 5% stockholder and Roland Van der Meer, who is one of our directors, is a principal of ComVentures. Internet Capital Group, Inc. is a 5% stockholder and Robert Pollan, who is one of our directors, is a managing director of Internet Capital Group, Inc.

    SERIES C PREFERRED STOCK. In May, 1999, we sold our Series C preferred stock at a purchase price of $3.00 per share. Each share of Series C preferred stock converted into three shares of common stock in connection with our initial public offering. The following includes all purchasers who are officers, directors, 5% stockholders and persons and entities affiliated with them:

                                                                             SHARES OF
                                                                             SERIES C
                                                                DATES OF     PREFERRED
PURCHASER                                                       PURCHASE       STOCK
---------                                                     ------------   ---------
Communications Ventures III, L.P............................  May 13, 1999    309,525
Communications Ventures III CEO & Entrepreneurs' Fund,
  L.P.......................................................  May 13, 1999     15,476
Internet Capital Group, Inc.................................  May 13, 1999    325,000

    SERIES D PREFERRED STOCK. On several dates in 1999, we sold our Series D preferred stock at a purchase price of $4.25 per share. Each share of Series D preferred stock converted into three shares of common stock in connection with our initial public offering. The following includes all purchasers who are officers, directors, 5% stockholders and persons and entities affiliated with them:

                                                                                   SHARES OF
                                                                                   SERIES D
                                                                                   PREFERRED
PURCHASER                                                     DATES OF PURCHASE      STOCK
---------                                                     ------------------   ---------
Communications Ventures III, L.P............................  August 25, 1999        784,313
Communications Ventures III CEO & Entrepreneurs' Fund,
  L.P.......................................................  August 25, 1999         39,216
Internet Capital Group, Inc.................................  June 30, 1999        3,764,706
Entities affiliated with Broadmark Investments L.L.C........  September 30, 1999      37,332

LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

    PATRICK SHUTT. In August 1999 we loaned $756,250 to Patrick Shutt, our Chairman, President and Chief Executive Officer and one of our directors, under a promissory note which was amended and restated in December 1999, in connection with his purchase of 500,000 shares of our common stock. This loan accrues interest at a rate of 6% and is due and payable on or before August 2004. The principal amount outstanding under his loan on September 30, 2000 was $756,250.

    ROBERT POMMER. In May 1999, we loaned $200,000 to Robert Pommer, our Vice Chairman and one of our directors, under a promissory note. This loan accrues interest at an annual rate of 6% and will be due and payable in April 2004. In August 1999 we loaned $453,750 to Robert Pommer under a promissory note which was amended and restated in December 1999, in connection with his purchase of 300,000 shares of our common stock. This loan accrues interest at an annual rate of 6% and is due and payable on or before August 2004. The principal amount outstanding under his loans on September 30, 2000 was $653,750.

OPTION GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS

    PATRICK SHUTT. In July 1998 we granted to Patrick Shutt an option to purchase 300,000 shares of our common stock at an exercise price of $0.01 per share. In August 1999 we granted to Mr. Shutt an option to purchase 500,000 shares of our common stock at an exercise price of $1.51 per share.

    ROBERT BROWN. In August 1999, we granted to Robert Brown an option to purchase a total of 84,000 shares of our common stock at an exercise price of $1.38 per share. In September 1999, we granted Mr. Brown an option to purchase 46,000 shares of our common stock at an exercise price of $2.79 per share. In February 2000, we granted Mr. Brown an option to purchase 170,000 shares of our common stock at an exercise price of $8.10 per share. In September 2000 we granted to Mr. Brown options to purchase 250,000 shares of our common stock at an exercise price of $15.13 per share and 350,000 shares of our common stock at an exercise price of $42.00 per share.

    MARK DICKEY. In November 1998 we granted to Mark Dickey an option to purchase 450,000 shares of our common stock at an exercise price of $0.01 per share. In August 1999 we granted Mr. Dickey an option to purchase 150,000 shares of our common stock at an exercise price of $1.38 per share. In September 2000 we granted to Mr. Dickey an option to purchase 25,000 shares of our common stock at an exercise price of $15.63 per share.

    SCOTT FEHLAN. In September 1999 we granted to Scott Fehlan an option to purchase 500,000 shares of our common stock at an exercise price of $2.79 per share. In September 2000 we granted to Mr. Fehlan an option to purchase 50,000 shares of our common stock at an exercise price of $42.00 per share.

    PAOLO GUIDI. In August 1999, we granted to Paolo Guidi an option to purchase a total of 200,000 shares of our common stock at an exercise price of $1.38 per share.

    JAMES KEARNS. In March 2000, we granted to James Kearns an option to purchase a total of 200,000 shares of our common stock at an exercise price of $8.10 per share. In September 2000 we granted to Mr. Kearns options to purchase 50,000 shares of our common stock at an exercise price of $15.13 per share and 100,000 shares of our common stock at an exercise price of $42.00 per share.

    GEORGE KING. In August 1999, we granted to George King an option to purchase 100,000 shares of our common stock at an exercise price of $2.11 per share. In November 1999, we granted Mr. King an option to purchase 25,000 shares of our common stock at an exercise price of $6.10 per share. In September 2000 we granted to Mr. King an option to purchase 50,000 shares of our common stock at an exercise price of $42.00 per share.

    KENNETH NAPIER. In June 1999 we granted to Kenneth Napier an option to purchase 400,000 shares of our common stock at an exercise price of $0.27 per share. In August 1999 we granted to Mr. Napier an option to purchase 100,000 shares of our common stock at an exercise price of $1.38 per share. In November 1999 we granted to Mr. Napier an option to purchase 50,000 shares of our common stock at an exercise price of $7.20 per share.

    ROBERT POMMER. In July 1998 we granted to Robert Pommer an option to purchase 300,000 shares of our common stock at an exercise price of $0.01 per share. In August 1999 we granted to Mr. Pommer an option to purchase 300,000 shares of our common stock at an exercise price of $1.51 per share. In September 2000 we granted to Mr. Pommer an option to purchase 50,000 shares of our common stock at an exercise price of $42.00 per share.

    ROBERT RAINONE. In February 2000, we granted to Robert Rainone an option to purchase 500,000 shares of our common stock at an exercise price of $8.10 per share. In September 2000 we granted to Mr. Rainone options to purchase 150,000 shares of our common stock at an exercise price of $15.13 per share and 250,000 shares of our common stock at an exercise price of $42.00 per share.

    DONNA SHORE. In November 1998 we granted to Donna Shore an option to purchase 450,000 shares of our common stock at an exercise price of $0.01 per share. In August 1999 we granted to Ms. Shore an option to purchase 200,000 shares of our common stock at an exercise price of $1.38 per share. In February 2000 we granted to Ms. Shore an option to purchase 210,000 shares of our common stock at an exercise price of $8.10 per share.

    BETH TARTER. In March 2000, we granted to Beth Tarter an option to purchase 30,000 shares of our common stock at an exercise price of $8.10 per share and 70,000 shares of our common stock at an exercise price of $54.63 per share. In July 2000, we granted Ms. Tarter an option to purchase 70,000 shares of our common stock at an exercise price of $24.00 per share. In September 2000 we granted to Ms. Tarter an option to purchase 100,000 shares of our common stock at an exercise price of $15.13 per share.

OTHER TRANSACTIONS

    We entered into an engagement letter agreement with Broadmark Capital Corporation in August 1998 and amended this agreement in October 1998 and in February 1999. Joseph Schocken, one of our directors, is the Chairman of Broadmark Capital Corporation. Broadmark Capital Corporation provided services to us in connection with the placement of our Series A preferred stock, Series B preferred stock and Series D preferred stock. As consideration for their services, we paid them approximately $502,190 and we issued them warrants to purchase our common stock and our Series A preferred stock. In addition, they received options, which were exercised in March 2000, to purchase a total of 839,994 shares of our common stock from three of our shareholders.

    Internet Capital Group purchases circuit access from us under five-year contracts entered into from October through December 1999 with minimum purchase commitments totaling approximately $29,000 per month. In the year ended December 31, 1999, Internet Capital Group paid us approximately $40,000 under these contracts.

    In November 1999, Advanced Equities, Inc. provided services to us in connection with the placement of our Series E preferred stock. John Slevin, one of our directors, owns approximately five percent of Advanced Equities, Inc. As consideration for Advanced Equities, Inc.'s services, we paid them approximately $385,000. We also issued Advanced Equities, Inc. a warrant to purchase 40,000 shares of Series E preferred stock with an exercise price of $18.30 per share. On November 10, 1999, Advanced Equities Investments I, LLC purchased 256,831 shares of our Series E preferred stock at a purchase price of $18.30 per share. Mr. Slevin is a non-managing member of Advanced Equities Investments I, LLC.

INDEMNIFICATION

    We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

    All future transactions, including any loans from us to our officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

ADDITIONAL INFORMATION

RECORD DATE; SHARES OUTSTANDING

    Stockholders of record at the close of business on October 17, 2000, are entitled to vote their shares at the annual meeting. As of that date, there were 90,412,841 shares of common stock outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

QUORUM

    More than 50% of the stockholders entitled to vote must be represented at the meeting before any business may be conducted. If a quorum is not present, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

PROXIES; RIGHT TO REVOKE

    By submitting your proxy, you will authorize Patrick C. Shutt and Robert J. Pommer, Jr. to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting. If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to Universal Access' Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

DEFAULT VOTING

    If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of all nominees for director, and if any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

TABULATION OF VOTES

    Wells Fargo Shareowners Services, the transfer agent, will tabulate and certify the votes. If your shares are treated as a broker non-vote, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Because the election of directors (the only proposal to be presented) is done by a plurality of votes, a broker non-vote will have no effect on the outcome of the vote.

VOTING BY STREET NAME HOLDERS

    If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares according to your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares in its discretion.

INDEPENDENT ACCOUNTANTS

    The Board of Directors has again selected PricewaterhouseCoopers LLP as independent accountants for fiscal 2000. Representatives of that firm will be at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

PROXY SOLICITATION

    Universal Access will bear all costs of this proxy solicitation. Proxies may be solicited by mail, including electronic mail, in person, by telephone or by facsimile by officers, directors and regular employees. Universal Access also has retained Morrow & Co., Inc. ("Morrow") to assist in the solicitation of proxies. Morrow will receive a fee for such services of approximately $2,500, plus reasonable out-of-pocket expenses, which will be paid by Universal Access. Universal Access may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S MEETING

    INCLUSION IN NEXT YEAR'S PROXY STATEMENT. Any stockholder who desires to present a proposal for consideration at next year's annual meeting and to include such proposal in next year's proxy statement must deliver the proposal to Universal Access's principal executive offices within a reasonable time before March 16, 2001, the anticipated mailing date of the proxy statement for next year's annual meeting. Proposals should be addressed to Corporate Secretary, Universal Access, Inc., 233 South Wacker Drive, Suite 600, Chicago, Illinois 60606.

    PRESENTATION AT MEETING. For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if
(a) Universal Access receives notice of the proposal before the close of business on February 1, 2001 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on February 1, 2001. Notices of intention to present proposals at next year's annual meeting should be addressed to Corporate Secretary, Universal Access, Inc., 233 South Wacker Drive, Suite 600, Chicago, IL 60606.

    DIRECTOR NOMINEES. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Stockholders who wish to suggest qualified candidates may write to the Corporate Secretary, Universal Access, Inc., 233 South Wacker Drive Suite 600, Chicago, Illinois 60606, stating in detail the qualifications of the persons they recommend.

STOCKHOLDER LIST

    For at least ten days prior to the meeting, a list of the stockholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at Universal Access' principal executive offices. The list will also be available for examination at the meeting.

                                                                      APPENDIX A

                             UNIVERSAL ACCESS, INC.

                             a Delaware corporation

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    PURPOSES

    The purpose of the Audit Committee of the Board of Directors of Universal Access, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe. The Audit Committee shall review the adequacy of this Charter on an annual basis.

                                   MEMBERSHIP

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

     1. Will be an independent director, as defined in NASDAQ Rule 4200;

     2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

                                RESPONSIBILITIES

    The responsibilities of the Audit Committee shall include:

     1. Recommending the appointment of independent auditors to the Board of Directors;

     2. Reviewing fee arrangements with the independent auditors;

     3. Reviewing the independent auditors' proposed audit scope, approach and independence;

     4. Discussing with the Company's independent auditors the financial statements and audit findings, including discussing with the Company's independent auditors any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

     5. Reviewing the written disclosures and the letter from the Company's independent auditors required by ISB Standard No. 1, as may be modified or supplemented; discussing with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and recommending that the Board of Directors take appropriate action to oversee the independence of the independent auditors;

     6. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     7. Reviewing the quality and adequacy of the Company's system of internal controls through discussions with management and the independent auditors;

     8. Reviewing the activities, organizational structure and qualifications of the Company's finance department;

     9. Reviewing and discussing the audited financial statements with management and the independent auditors;

    10. Periodically interviewing relevant members of management concerning the Company's financial statements and audit findings, and the Company's accounting policies and procedures;

    11. Reviewing with management and the independent auditors before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

    12. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

    13. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

    14. Overseeing compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

    15. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

    16. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

    17. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

    18. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
        Schedule 14A; and

    19. Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

    The Audit Committee will meet at least quarterly prior to the release of the Company's financial results for that quarter. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

    The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                    MINUTES

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                             UNIVERSAL ACCESS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           THURSDAY, NOVEMBER 9, 2000
                            10:00 A.M., CENTRAL TIME

                                  SEARS TOWER
                                   99TH FLOOR
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

          Take the escalator from the Sears Tower lobby to the 2nd floor (Restaurant Level). Then take the elevator marked "Skylobby 67" to the 67th floor. On 67, look for the elevator marked "90-102" and take it to the 99th floor.


--------------------------------------------------------------------------------



[LOGO]                                                                     PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON NOVEMBER 9, 2000.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE.

By signing the proxy, you acknowledge receipt of the proxy statement related to the Annual Meeting, revoke all prior proxies and appoint Patrick C. Shutt and Robert J. Pommer, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all postponements or adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central Time on November 8, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-    Follow the simple instructions the recording provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/UAXS/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on November 8, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Universal Access, Inc., c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                            - PLEASE DETACH HERE -




           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

1.   Election of directors:

     01   Paolo Guidi                 03   Joseph L. Schocken
     02   Carolyn F. Katz

     / /  Vote FOR all nominees (except as marked)

     / /  Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY             ---------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN
THE BOX PROVIDED TO THE RIGHT.)                                  ---------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES.

Address Change? Mark Box  / /
Indicate changes below:                      Date
                                                  ------------------------------

                                        ----------------------------------------


                                        ----------------------------------------

                                        Signature(s) in Box

                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.